SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2003
                                                 ------------

                              ENGLOBAL CORPORATION
             (Exact name of registrant as specified in its chapter)

           Nevada                  001-14217             88-0322261
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(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)       Identification No.)

         600 Century Plaza Drive, Building 140, Houston, Texas    77073-6033
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                (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code     281 821-3200
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          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
On June 30, 2003, ENGlobal Corporation issued a press release, a copy of which is set forth below. In accordance with General Instructions B.2. Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.


ENGlobal Awarded Cogeneration Expansion Contract; Project Man-hours Expected to Exceed Three-Hundred Thousand

    HOUSTON--(BUSINESS WIRE)--June 30, 2003--ENGlobal Corporation (AMEX:ENG) announced today that its subsidiary, ENGlobal Engineering Inc., has been awarded a multi-year contract to supply all refinery upgrade work on a 465 megawatt Cogeneration power project for one of its long-time clients, a major energy supplier. ENGlobal will have full responsibility for the detailed engineering, procurement and construction management for all work performed within the boundaries of the refinery located in the Gulf Coast region.
    Under the new contract, ENGlobal will immediately begin the detailed engineering phase that follows the front-end loading (FEL) phase of the project, which was recently concluded under a separate contract. The Company expects project man-hours to be approximately 300 thousand through completion, representing revenues of approximately $17 million. Management of the project will be provided through ENGlobal's Beaumont engineering office and staffing levels are expected to peak at over 100 people with startup targeted for mid-2005. A large portion of the workforce will come directly from the Beaumont and surrounding area.
    "We, at ENGlobal, are pleased to continue our work on this important project," stated Michael L. Burrow, P.E., chairman and CEO of ENGlobal. "Our staff takes pride in routinely executing jobs under budget and ahead of schedule. We are honored to be rewarded for these efforts and eager to deliver on our uncompromising commitment of quality and safety."

    About ENGlobal Corporation "ENGlobal"

    ENGlobal Corporation, a product of the merger between Industrial Data Systems Corporation and Petrocon Engineering Inc., provides engineering services and engineered systems principally to the petroleum refining, petrochemical, and pipeline and process industries throughout the United States and across the globe. ENGlobal's multi-discipline engineering and design staff develops projects from the initial planning stage through detailed design, procurement, and construction management. The Systems Group specializes in control and instrumentation systems utilized in various energy and processing related industries while its Technologies Division provides services and products that support the advanced automation and environmental technology fields. The Constant Power Division fabricates industrial grade uninterruptible electrical power systems and battery chargers. Further information about the Company and its subsidiaries is available at www.englobal.com.

    Safe Harbor for Forward-Looking Statements

    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Reference is hereby made to cautionary statements set forth in the Company's Form 10-K for the year ended Dec. 31, 2002, Form 10-Q for the quarter ended March
31, 2003, current Forms 8-K, and other SEC filings.

    CONTACT: ENGlobal Corporation, Houston
             Hulda Coskey, 281/821-3200
             Fax: 281/209-2409



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ENGlobal Corporation

Date July 7, 2003            /s/ Hulda L. Coskey
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                             Hulda L. Coskey, Chief Governance Officer and
                             Secretary